SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 1997




                            Capital Properties, Inc.
             (Exact name of registrant as specified in its charter)



       Rhode Island                   0-3960                    05-0386287
(State or other jurisdiction     (Commission File           (I.R.S. Employer
       of incorporation)              Number)               Identification No.)


One Hospital Trust Plaza, Suite 920, Providence, Rhode Island            02903
    (Address of principal executive offices)                         (Zip Code)



                                 (401) 331-0100
              (Registrant's telephone number, including area code)





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Item 5.  Other Events

     As  previously  reported,  the  Company  has  received  from  the  City  of
Providence property tax bills for taxes assessed as of December 31, 1996 reflecting an unexpected 200% increase in the assessed valuation of a majority of the Company's parcels in the Capital Center area, resulting in an annual increase in property tax expense of approximately $1.37 million. The Company is challenging this increase which was not part of a city-wide valuation.

     On August 21, 1997, the Company received from the City of Providence real property tax bills purporting to assess taxes for assessment years ending
December 31, 1990 through December 31, 1995, based upon a $42 million retroactive increase in the assessed valuation of these same properties. The aggregate amount of such taxes as billed is approximately $7.1 million, which amount does not include any interest. The bills state that " interest will be applied" to these taxes. The City of Providence has asserted that the parcels subject to the retroactive assessment were underassessed in the prior assessment periods. The City's claim is based on the previously announced $6.1 million condemnation award to the Company which related to the valuation of other property in the Capital Center area in 1987. The State of Rhode Island is appealing the condemnation award.

     The Company believes that the assessments for these prior periods are illegal and intends to vigorously challenge them. The Company, upon consultation with counsel, believes that its position with respect to these assessments will be sustained; however, such proceedings can be protracted and costly, and there can be no assurance that the Company will be successful in having the 1997 increase or these retroactive assessments overturned.

     As previously reported, the Company has appealed certain of its City of Providence 1995 and 1996 property tax assessments, which appeals are still pending. The Company intends to accrue and pay property taxes based on the 1995 and 1996 assessed valuation while it challenges the previously reported 1997 increase and these retroactive assessments. The failure of the Company to prevail in proceedings contesting these retroactive assessments would have a material adverse effect on the Company's results of operations and financial condition and, while the Company believes the likelihood of such failure to be remote, if a court requires the Company to pay these retroactive assessments, the Company could be forced to seek the protection of the bankruptcy courts.

     This  Report  contains  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements represent the Company's expectations or beliefs concerning the retroactive tax assessments and the Company's challenge thereto. The Company cautions that these statements involve risks and uncertainties inherent in any proceeding involving a disputed tax assessment that could cause actual results to differ materially from those set forth in the forward-looking statements.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Capital Properties, Inc.
                                                      (Registrant)



Date: August 22, 1997                         By:      /s/ Barbara J. Dreyer
                                                     ---------------------------
                                                       Barbara J. Dreyer,
                                                       President and Treasurer